UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): November 12, 2004



                             CPI CORP.
        (Exact name of registrant as specified in its charter)



                             Delaware
            (State or Other Jurisdiction of Incorporation)



                0-11227                      43-1256674
      (Commission File Number)    (IRS Employer Identification No.)



       1706 Washington Avenue, St. Louis, Missouri     63103-1790
         (Address of principal executive offices)      (Zip code)


  Registrants' telephone number, including area code:  (314) 231-1575


(Former name or former address, if changes since last report):
                                                       Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities
     Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act



ITEM 8.01	OTHER EVENTS

A. On November 12, 2004, CPI Corp. issued the following press release announcing the commencement of the Dutch auction tender offer to repurchase 1,000,000 of its shares.


       CPI CORP.
       NEWS FOR IMMEDIATE RELEASE   FOR RELEASE Friday, November 12, 2004

       FOR FURTHER INFORMATION CONTACT:

       NAME: Jane Nelson                  FROM: CPI Corp.
       ADDRESS: 1706 Washington Avenue    CITY: St. Louis
       STATE, ZIP: Missouri 63103         TELEPHONE: (314) 231-1575

--------------------------------------------------------------------------

                                      FOR FURTHER INFORMATION
                                      AT FINANCIAL RELATIONS BOARD
                                      Diane Hettwer, Chicago 312/640-6760


         CPI Corp. Commences Dutch Auction Tender Offer to Repurchase
                         1,000,000 of Its Shares

     ST. LOUIS, Nov. 12 /PRNewswire-FirstCall/ -- CPI Corp. (NYSE: CPY) today commenced its previously announced Dutch auction self-tender offer for up to 1,000,000 shares, or approximately 12.9%, of its outstanding common stock, at prices ranging from $11.00 to $14.00 per share, or a total of $11 million to $14 million if CPI purchases the maximum number of shares. The tender offer will expire at 5:00 p.m., New York City time, on Monday, ecember 20, 2004, unless CPI extends the tender offer. CPI currently anticipates that it will announce earnings for its third quarter ending November 13, 2004 on December 15, 2004.

     CPI's Board of Directors has authorized this tender offer as a prudent use of financial resources given CPI's business, assets and current stock price and as an efficient means to provide value to stockholders. The offer represents an opportunity for CPI to return cash to stockholders who elect to tender their shares while at the same time increasing non-tendering stockholders' proportional interest in CPI.

     Neither CPI nor its Board of Directors, dealer manager, depositary or information agent is making any recommendation to stockholders as to whether to tender or refrain from tendering their shares into the tender offer. Stockholders must decide how many shares they will tender, if any, and the price within the stated range at which they will offer their shares for purchase by CPI.

     The dealer manager for the tender offer is Georgeson Shareholders Securities Corporation and the information agent is Georgeson Shareholder Communications, Inc. The depositary is Computershare Trust Company of
New York. The Offer to Purchase and related documents are being mailed to stockholders of record and will be made available for distribution to beneficial owners of CPI's shares. For questions or information, please call the information agent toll free at (877) 255-0124.

     CPI is a portrait photography company offering photography services in the United States, Puerto Rico and Canada through Sears Portrait Studios. The Company also operates http://www.searsphotos.com , an on-line photofinishing service as well as the vehicle for the Company's customers to archive, share portraits via email and order additional portraits and products.

     This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of CPI's common stock. The solicitation of offers to buy shares of CPI common stock will only be made pursuant to the Offer to Purchase and related materials that CPI will send to its stockholders shortly. Stockholders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the offer. Stockholders will be able to obtain the Offer to Purchase and related materials for free at the SEC's website at http://www.sec.gov or from our information agent, Georgeson Shareholder Communications, Inc., by calling toll-free (877) 255-0124. We urge stockholders to carefully read those materials prior to making any decisions with respect to the tender offer.


Safe Harbor
-----------
     The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as our outlook for portrait studios, net income, future cash requirements, cost savings, and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing us. Such risks include, but are not limited to: customer demand for our products and services, the overall level of economic activity in our major markets, competitors' actions, manufacturing interruptions, dependence on certain suppliers, changes in our relationship with Sears and the condition and strategic planning of Sears, fluctuation in operating results, the attraction and retention of qualified personnel, unforeseen difficulties arising from installation and operation of new equipment in our portrait studios and other risks as may be described in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended February 7, 2004. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               	CPI CORP.
			    	______________________________________
                               	(Registrant)



                             By: /s/ Jack Krings
				 _____________________________________
                                 Jack Krings
                                 President and Chief Operating Officer



Dated: November 16, 2004